UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2015

RADIOSHACK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5571	75-1047710
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 RadioShack Circle, Mail Stop CF3-203, Fort Worth, Texas 76102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (817) 415-3011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed on Form 8-K filed on January 22, 2015, the New York Stock Exchange (the “NYSE”) notified RadioShack Corporation (the “Company”) that the average market capitalization of the Company was less than $50 million over a period of 30 consecutive trading days and the stockholders’ equity of the Company was below $50 million, which are the minimum market capitalization and stockholders’ equity requirements for continued listing on the NYSE under Rule 802.01B of the NYSE Listed Company Manual.

On February 2, 2015, the NYSE notified the Company that it had determined that the Company’s common stock should be delisted from the NYSE.  Trading was suspended immediately after the close on February 2, 2015.  The NYSE indicated that it made this determination in view of the fact that the Company informed the NYSE that it did not intend to submit a business plan to address its noncompliance with the NYSE’s continued listing standards.

The NYSE indicated that submission of a delisting application with the Securities and Exchange Commission is pending the completion of applicable procedures, including any appeal by the Company of the NYSE’s determination.  The Company does not intend to appeal the delisting determination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RadioShack Corporation
(Registrant)

Date: February 6, 2015	/s/ Carlin Adrianopoli
Carlin Adrianopoli
Interim Chief Financial Officer
(principal financial officer)

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